SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2003

WATERSIDE CAPITAL CORPORATION

(Exact Name of registrant as specified in its charter)

Virginia	811-08387	54-1694665

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Main Street, Suite 800, Norfolk, Virginia	23510

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                   (757) 626-1111

                                                     N/A

(Former name or former address, if changed since last report.)

Item 9 — Regulation FD Disclosure

Waterside Capital Corporation (the “Company”) has recently elected to discontinue its practice of voluntarily filing annual reports on Form 10-K, quarterly reports on Form 10-Q, and periodic reports on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company had agreed with the underwriter participating in the initial public offering of the Company’s securities to file such reports for a period of five years following the offering, and this obligation expired with the fiscal quarter beginning January 1, 2003. The Company will continue to file all reports required to be filed under the Exchange Act, and the rules and regulations promulgated thereunder, by investment companies registered under the Investment Company Act of 1940, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERSIDE CAPITAL CORPORATION

Date: March 17, 2003	By	/s/ J. ALAN LINDAUER
J. Alan Lindauer, President and Chief Executive Officer

3